EXHIBIT 99.1

Contact:
Kathy Taylor
Southwall Technologies Inc.
Phone: (650) 798-1200

For Immediate Release

Southwall Announces Year End 2008 Results

SALES UP 11% & PROFITS UP 46% ON GLOBAL SHIFT TOWARD
HIGH PERFORMANCE ENERGY CONSERVATION PRODUCTS

PALO ALTO, Calif.--(BUSINESS WIRE)--March 24, 2008--Southwall Technologies Inc. (OTCBB: SWTX) announced year end 2008 revenue of $41.9 million as compared to $37.7 million in 2007, an 11% increase. Revenue growth was broad-based, as all energy-focused business segments grew year over year. Year end 2008 net income was $5.2 million, an increase of 46% as compared to net income of $3.6 million for the year ending 2007. Year end 2008 earnings per fully diluted share was $0.15 as compared to earnings per fully diluted share of $0.11 for the year ended 2007.  The increase was primarily due to improved gross margins attributable to higher volumes, product mix, focused efforts to maximize production efficiency, as well as continued tight control of operating expenses.  In addition to increased profitability in 2008, significant focus was placed on strengthening the balance sheet.

Fourth quarter 2008 revenue was $7.0 million, down 34% from the third quarter of 2008 and down 19% from the fourth quarter of 2007, reflecting the weakness of the economy which is expected to continue into 2009. The Company posted a net loss of $0.2 million in the fourth quarter of 2008, or a loss of $0.01 per fully diluted share, as compared with net income of $2.6 million, or earnings of $0.08 per fully diluted share, in the fourth quarter of 2007, which was primarily due to a sales termination settlement agreement with Mitsui Chemicals in the fourth quarter of 2007.

 "Overall, 2008 was a solid year for Southwall", said Dennis Capovilla, Southwall's Chief Executive Officer. "It is clear that our efforts in 2007 to focus on growth in our core energy efficiency products paid off in 2008.”

“Disciplined execution will remain the centerpiece of how we manage our business during the current economic downturn”, Mr. Capovilla continued. “We understand the need for fiscal discipline and have in place initiatives to manage costs across all areas of our business.  As our core automotive and building markets continue to demand higher levels of energy conservation performance, we believe that Southwall is well positioned to benefit from this long term global trend."

About Southwall Technologies Inc.

Southwall Technologies Inc. is recognized as an innovator in the development and manufacture of high performance, energy-saving films and glass products that dramatically improve the energy efficiency of architectural and automotive glass. Southwall is an ISO 9001:2000-certified manufacturer with customers in over 25 countries around the world, including Audi, BMW, DaimlerChrysler, Guardian, Peugeot-Citroen, Philips, Pilkington, Renault, Saint-Gobain Sekurit, and Volvo.

This press release may contain forward-looking statements, including, without limitation, statements regarding the Company's expectations, beliefs, intentions, or strategies regarding the future.  All forward-looking statements in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.  These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presented.  These risks include the possibility that the Company’s expected future results will be materially worse than estimated, that the Company may not continue to be profitable in future quarters or may not be able to achieve future long-term growth, that there will be a decline in one or more portions of our business in 2009 or thereafter, that the Company will not be successful in improving operations performance or controlling costs, that the Company will suffer a decline in manufacturing or financial effectiveness, that the Company’s new product development will not be successful, that there may be decreasing demand in certain markets and that the Company will not be able to secure additional financing if required, as well as risks associated with its failure to meet potential covenant requirements under future credit facilities.  Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008.
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SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,		December 31,
	2008	2007	2008		2007

Net Revenues	$7,033	$8,729	$41,920		$37,733
Cost of revenues	4,315	5,235	24,378		23,907

Gross profit	2,718	3,494	17,542		13,826

Operating expenses:
Research & Development	624	1,332	2,996		4,505
Selling, general and administrative	2,028	2,911	8,199		9,843
Recoveries for long-lived assets, net	-	(7)	-		(32)
Restructuring charges	-	56	-		56
Contract termination settlement	-	(2,959)	-		(2,959)

Total operating expenses	2,652	1,333	11,195		11,413

Income from operations	66	2,161	6,347	#	2,413

Interest expense, net	(154)	(221)	(586)		(692)
Other (loss) income, net	61	785	(62)		2,346

Income (loss) before provision for income taxes	(27)	2,725	5,699		4,067

Provision for income taxes	185	112	511		510

Net income (loss)	(212)	2,613	5,188	#	3,557

Deemed dividend on preferred stock	122	123	489		489

Net income (loss) attributable to common stockholders	$(334)	$2,490	$4,699		$3,068

Net income (loss) per share:

Basic	$(0.01)	$0.09	$0.17		$0.11
Diluted	$(0.01)	$0.08	$0.15		$0.11

Weighted average shares used in computing net income (loss) per share :
Basic	28,705	27,820	28,252		27,576
Diluted	28,705	33,344	34,262		33,240

SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$10,768	$6,492
Restricted cash	282	294
Accounts receivable, net	3,709	4,346
Inventories, net	5,965	5,640
Other current assets	745	837
Total current assets	21,469	17,609
Property, plant and equipment, net	15,012	17,071
Restricted cash loans	-	1,242
Other assets	804	1,345
Total assets	$37,285	$37,267

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long term debt and capital leases	$1,767	$1,149
Accounts payable	596	964
Accrued compensation	1,372	1,267
Other accrued liabilities	5,127	6,350
Total current liabilities	8,862	9,730

Term debt and capital leases	4,501	8,277
Other long term liabilities	2,514	2,567
Total liabilities	15,877	20,574

Series A, convertible preferred stock	4,810	4,810

Stockholders' equity:
Common stock	29	28
Capital in excess of par value	78,323	78,290
Accumulated other comprehensive income:
Translation gain on subsidiary	4,269	4,776
Accumulated deficit	(66,023)	(71,211)
Total stockholders' equity	16,598	11,883

Total liabilities, preferred stock and stockholders' equity	$37,285	$37,267

SOUTHWALL TECHNOLOGIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Years ended
	December 31,	December 31,
	2008	2007
Cash flows from operating activities:
Net income	$5,188	$3,557
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax	38	(126)
Loss on disposal of property, plant and equipment	97	0
Impairment recoveries for long-lived assets	0	(32)
Depreciation and amortization	2,647	2,812
Stock-based compensation charge	219	342
Changes in operating assets and liabilities:
Deferred revenues	0	0
Accounts receivable, net	649	(767)
Inventories, net	(325)	(33)
Other current and non-current assets	601	40
Accounts payable and accrued liabilities	(2,014)	(98)
Net cash provided by operating activities	7,100	5,695

Cash flows from investing activities:
Restricted cash	1,189	(79)
Proceeds from sale of property, plant and equipment	0	32
Expenditures for property, plant and equipment	(626)	(710)
Net cash provided by (used in) investing activities	563	(757)

Cash flows from financing activities:
Proceeds from exercise of stock options	304	357
Borrowings on line of credit	0	4
Repayments on line of credit	0	(3,000)
Use of investment allowance	0	(246)
Repayments of notes payable and capital lease obligations	(3,551)	(1,148)
Net cash used in financing activities	(3,247)	(4,033)

Effect of foreign exchange rate changes on cash	(140)	63

Net increase in cash and cash equivalents	4,276	968
Cash and cash equivalents, beginning of year	6,492	5,524

Cash and cash equivalents, end of year	$10,768	$6,492

Supplemental cash flows disclosures:
Interest paid	$730	$837
Income taxes paid	$428	$462

Supplemental schedule of non-cash investing and financing activities:
Dividends accrued	$489	$489